Exhibit 10.25
FOURTH AMENDMENT TO SECOND AMENDED
AND RESTATED CREDIT AGREEMENT
     This FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of March 31, 2006, is by and among:
A.	EQUITY BROADCASTING CORPORATION, an Arkansas corporation, ARKANSAS 49, INC., an Arkansas corporation, BORGER BROADCASTING, INC., a Nevada corporation, DENVER BROADCASTING, INC., an Arkansas corporation, EBC HARRISON, INC., an Arkansas corporation, EBC PANAMA CITY, INC., an Arkansas corporation, EBC POCATELLO, INC., a Nevada corporation, EBC SCOTTSBLUFF, INC., an Arkansas corporation, EBC ST. LOUIS, INC., an Arkansas corporation, FORT SMITH 46, INC., a Nevada corporation, HISPANIC NEWS NETWORK, INC., an Arkansas corporation, LA GRANDE BROADCASTING, INC., an Arkansas corporation, LOGAN 12, INC.; an Arkansas corporation, MARQUETTE BROADCASTING, INC., a Nevada corporation, MONTGOMERY 22, INC., an Arkansas corporation, NEVADA CHANNEL 3, INC., an Arkansas corporation, NEWMONT BROADCASTING CORPORATION, an Arkansas corporation, PRICE BROADCASTING, INC., a Nevada corporation, PULLMAN BROADCASTING INC., an Arkansas corporation, REP PLUS, INC., an Arkansas corporation, RIVER CITY BROADCASTING, INC., an Arkansas corporation, ROSEBURG BROADCASTING, INC., a Nevada corporation, SHAWNEE BROADCASTING, INC., an Arkansas corporation, TV 34, INC., an Arkansas corporation, VERNAL BROADCASTING, INC., a Nevada corporation, WOODWARD BROADCASTING, INC., a Nevada corporation, WYOMING CHANNEL 2, INC., a Nevada corporation, EBC MINNEAPOLIS, INC., an Arkansas corporation, EBC DETROIT, INC., an Arkansas corporation, EBC BUFFALO, INC., an Arkansas corporation, EBC WATERLOO, INC., an Arkansas corporation, EBC ATLANTA, INC., an Arkansas corporation, EBC SEATTLE, INC., an Arkansas corporation, EBC KANSAS CITY, INC., an Arkansas corporation, EBC SYRACUSE, INC., an Arkansas corporation, NEVADA CHANNEL 6, INC., an Arkansas corporation, EBC PROVO, INC., an Arkansas corporation, EBC SOUTHWEST FLORIDA, INC., an Arkansas corporation, EBC LOS ANGELES, INC., an Arkansas corporation, EBC BOISE, INC., an Arkansas corporation, and SKYPORT SERVICES, INC., an Arkansas corporation (together, the “Borrowers” and individually, a “Borrower”);
B.	FIELD POINT I, LTD., a Cayman Islands limited liability company formerly known as Silver Point Onshore CDO, LLC, as assignee of SPCP Group, L.L.C., FIELD POINT II, LTD., a Cayman Islands limited liability company formerly known as Silver Point Offshore CDO, LLC, as assignee of SPCP Group, L.L.C., SPF CDO I, LLC, a Delaware limited liability company, as assignee of SPCP
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1

Group III, L.L.C., FIELD POINT III, LTD., a Cayman Islands limited liability company, and WELLS FARGO FOOTHILL, INC., a California corporation, as lenders (together, “Lenders”);

C.	SILVER POINT FINANCE, LLC, as Administrative Agent and Documentation Agent for the Lenders (in such capacities, “Administrative Agent”); and

D.	WELLS FARGO FOOTHILL, INC., as Collateral Agent for the Lenders (in such capacity, “Collateral Agent”);
RECITALS
     A. Each of the Borrowers, the Collateral Agent, the Administrative Agent, and certain of the Lenders are parties to that certain Second Amended and Restated Credit Agreement dated as of June 29, 2004 (as amended, restated, renewed, replaced, joined, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein without definition have the meanings assigned to them in the Credit Agreement.
     B. Each of the Borrowers is a party to one or more Security and Pledge Agreements (as the same may be amended, restated, renewed, replaced, supplemented or otherwise modified from time to time, collectively, the “Security Agreements”), pursuant to which each of the Borrowers granted to the Collateral Agent, for the benefit of the Lenders, the liens and security interests described therein.
     C. The Borrowers, the Collateral Agent, the Administrative Agent, and certain of the Lenders are also parties to that certain Amended and Restated Affiliate Subordination Agreement dated as of June 29, 2004 (as the same may be amended, restated, renewed, replaced, supplemented or otherwise modified from time to time, the “Subordination Agreement”), providing that all Subordinated Indebtedness (as defined in the Subordination Agreement) shall at all times be subordinate and junior to all Senior Indebtedness (as defined in the Subordination Agreement) to the extent and in the manner set forth therein.
     D. Borrowers desire to borrow an additional principal amount of $6,000,000.00, until such time as Borrowers receive net cash proceeds from the sale of certain Stations.
     E. Certain of the Lenders are willing to lend an additional $6,000,000, subject to the terms and conditions of the Credit Agreement, as amended by this Amendment.
     F. The parties hereto desire to amend the Credit Agreement as hereinafter provided.
     NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto, the parties agree as follows:
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     1. Definitions.
     (a) The following definitions are added to Section 1.01 (“Definitions”) of the Credit Agreement in appropriate alphabetical order:
“Aggregate Term Loan C Commitments: Six Million Dollars ($6,000,000.00).
“Fisher Sale: The sale of all or substantially all of the assets of any of La Grande Broadcasting, Inc., EBC Boise, Inc., and EBC Pocatello, Inc., to Fisher Radio Regional Group, Inc.
“Term Loan C Commitment: With respect to each Term Loan Lender, the commitment of such Term Loan Lender to make Term Loans C. The amount of each Term Loan Lender’s Term Loan C Commitment is set forth in Schedule 2.01.
“Term Loan C Funding Date: March 31, 2006.
‘Term Loan C Lenders: Lenders holding Term Loan C Notes.
“Term Loan C Notes: the meaning specified in Section 2.01(c)(iv).
“Term Loans C: Loans made by Term Loan Lenders to Borrower pursuant to Section 2.01(c)(iii).”
     (b) The following definitions appearing in Section 1.01 (“Definitions”) of the Credit Agreement are hereby amended and restated to read in their entirety as follows:
“Aggregate Term Loan Commitments: an amount calculated from time to time as Thirty-Five Million Five Hundred Thousand Dollars ($35,500,000.00), as reduced from time to time by aggregate reductions, if any, in the Term Loan Commitments, from time to time, pursuant to Section 2.01(c)(vi).
“Security Document(s); the meaning specified in Section 2,16(c).

“Term Loan A Notes: the meaning specified in Section 2.01(c)(iv).
“Term Loan B Commitment Period: the period from and including the Second Amendment Effective Date up to, but not including, the earlier of (a) the Maturity Date and (b) the date of the termination of the Term Loan B Commitments set forth in Section 2.01(c)(vi).
“Term Loan B Notes: the meaning specified in Section 2.01(c)(iv).
“Term Loans: Term Loans A, Term B, and Term Loans C.”
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     2. Article II (“General Terms”) Amendment.
     (a) Section 2.01(c) of the Credit Agreement is hereby amended to read in its entirety as follows:
     “(c) Term Loan Facilities.
     (i) Subject to the terms and conditions contained in this Agreement, each Term Loan A Lender (or a predecessor-in-interest of such Term Loan A Lender) made a loan (collectively, the “Term Loans A”) to Borrowers on the Closing Date in a principal amount equal to the amount of such Lender’s Term Loan A Commitment.
     (ii) Subject to the terms and conditions contained in this Agreement, each Term Loan B Lender agrees to make one or more loans pursuant to this Section 2.01(c)(ii) (collectively, the “Term Loans B”) to Borrowers on the applicable Term Loan B Funding Date in an aggregate principal amount which does not exceed the amount of such Lender’s Term Loan B Commitment; provided, however, that:
     (A) Term Loan Lenders shall have no obligation to make any Term Loan B if, after giving effect to any such Term Loan B, the sum of the aggregate amount of the Term Loans B then outstanding plus the amount of the requested Term Loans B would exceed the Aggregate Term Loan B Commitments then in effect; and
     (B) the sum of (1) the aggregate then outstanding principal amount of all Term Loans A and Term Loans B, (2) the then outstanding unpaid principal balance of Revolving Credit Loans (after deducting therefrom the amount to be paid on such Term Loan B Funding Date from the proceeds of the requested Term Loans B), (3) the Letter of Credit Usage, and (4) all other Senior Debt then outstanding, shall not exceed the lesser of (x) forty-five percent (45%) of the Compressed Sale Value of Stations, and (y) Seventy Million Dollars ($70,000,000); and
     (C) the sum of (1) the aggregate then outstanding principal amount of all Term Loans A and Term Loans B, (2) the then outstanding unpaid principal balance of Revolving Credit Loans (after deducting therefrom the amount to be paid on such Term Loan B Funding Date from the proceeds of the requested Term Loans B), and (3) the Letter of Credit Usage, shall not exceed forty-five percent (45%) of the Compressed Sale Value of Eligible Stations.
     (iii) Subject to the terms and conditions contained in this Agreement, each Term Loan C Lender agrees to make one loan pursuant to this Section 2.01(c)(iii) (collectively, the “Term Loans C”) to Borrowers on the Term Loan C Funding Date in an aggregate principal amount which does not exceed the amount of such Lender’s Term Loan C Commitment; provided, however, that:
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     (A) the sum of (1) the aggregate then outstanding principal amount of Term Loans A and Terms Loans B, (2) the then outstanding unpaid principal balance of Revolving Credit Loans (after deducting therefrom the amount to be paid on such Term Loan C Funding Date from the proceeds of the requested Term Loans C), (3) the Letter of Credit Usage, and (4) all other Senior Debt then outstanding, shall not exceed the lesser of (x) forty-five percent (45%) of the Compressed Sale Value of Stations, and (y) Seventy Million Dollars ($70,000,000); and
     (B) the sum of (1) the aggregate then outstanding principal amount of all Term Loans, (2) the then outstanding unpaid principal balance of Revolving Credit Loans (after deducting therefrom the amount to be paid on such Term Loan C Funding Date from the proceeds of the requested Term Loans C), and (3) the Letter of Credit Usage, shall not exceed forty-five percent (45%) of the Compressed Sale Value of Eligible Stations.
     (iv) The borrowings under this Section 2.01(c) shall be evidenced by Borrowers’ Secured Promissory Notes issued to the respective Term Loan Lenders (together with any additional Secured Promissory Notes issued to assignee(s) of the Term Loan Lenders under Article XII or otherwise issued in addition thereto, in substitution therefor or amendment or replacement thereof, collectively, the “Term Notes”), such Term Notes with respect to Term Loans A to be in the form of Exhibit B-l (the “Term Loan A Notes”) attached hereto, such Term Notes with respect to Term Loans B to be in the form of Exhibit B-2 (the “Term Loan B Notes”) attached hereto, and such Term Notes with respect to Term Loans C to be in the form of Exhibit B-3 (the “Term Loan C Notes”) attached hereto.
     (v) Borrowers may borrow (A) Term Loans A on the Closing Date under this Section 2.01 (c) within the limits of the Aggregate Term Loan A Commitments, (B) Term Loans B on the Term Loan B Funding Dates under this Section 2.01(c) within the limits of the Aggregate Term Loan B Commitments and solely for the purposes set forth on Schedule 2.17 of this Agreement, and (C) Term Loans C on the Term Loan C Funding Date under this Section 2.01(c) within the limits of the Aggregate Term Loan C Commitments and solely for the purpose of prepaying the Revolving Loans in an amount equal to $6,000,000; provided, however, that Borrowers shall not have the right to re-borrow principal amounts repaid or prepaid in respect to the Term Loans. Interest on the Term Loans shall be paid as required under Section 2.02 and under Section 2.05 in connection with all mandatory and voluntary prepayments of the Term Loans.
     (vi) The Term Loan A Commitments expired at the close of business on the Closing Date. The Term Loan B Commitments shall expire on the date that is 18 months after the Second Amendment Effective Date. The Term Loan C Commitments shall expire at the close of business on the Term Loan C Funding Date.”
     (b) Section 2.02(b) of the Credit Agreement is hereby amended to read in its entirety as follows:
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     “(b) Determination of Interest Rate for Loans. Except as hereinafter provided, the interest rate charged by the Lenders in respect to the Loans shall be (1) the applicable LIBOR Rate for the Interest Period designated by Borrower pursuant to a Loan Request or a Notice of Conversion or Continuation effective on the first day of such Interest Period, plus seven percent (7.00%), or (2) if such LIBOR Rate is not available or published, or at Borrowers’ option, the Base Rate, or (3) if Collateral Agent has not received a Notice of Conversion or Continuation at least three Business Days prior to the end of an Interest Period for any portion of the Loans, then at the Base Rate from and after the end of such Interest Period for such portion of the Loans. Notwithstanding the foregoing, in the event that the Term Loans C have not been paid in full on or before May 31, 2006, then on and after June 1, 2006, the interest rate otherwise applicable to Term Loans C will be increased by the amount set forth below effective on the date set forth below:

Increase in Applicable Interest Rate over Rate
Applicable Date	in effect on May 31, 2006
June 1, 2006	0.50% per annum
Sept. 1, 2006	1.00% per annum
Dec. 1, 2006	1.50% per annum
March 1, 2007	2.00% per annum
     (c) Clauses (b)(ii) and (iii) of Section 2.05 of the Credit Agreement are hereby amended to read in their entirety as follows:
     “(ii) Dispositions of Assets. Without limiting the obligation of Borrowers under Section 7.03 to obtain the consent of the Required Lenders to any Disposition not otherwise permitted hereunder, Borrowers agree (A) three (3) Business Days prior to the occurrence of any Disposition, to deliver to Collateral Agent (in sufficient copies for each Lender) a statement, certified by a Duly Authorized Officer of Borrower Representative and in reasonable detail, of the estimated amount of the Net Cash Proceeds of such Disposition and (B) that in the event such Disposition is completed, Borrowers shall prepay the Loans as follows and as provided in Section 2.05(c):
     (1) in the event such Disposition is a sale of any of the Stations included in the Fisher Sale, on the date of such Disposition, the Net Cash Proceeds of such Disposition shall be applied first to the unpaid balance of the Term Loans C, until paid in full;
     (2) except to the extent such proceeds are used by Borrowers (x) to prepay the Term Loans C in accordance with
Section 2.05(b)(ii)(l), or (y) within the Restoration Period, to reinvest such proceeds in a
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substitute broadcast property reasonably acceptable to the Required Lenders for a purchase price reasonably acceptable to the Required Lenders, on the date of such Disposition, an aggregate amount equal to 100% of the Net Cash Proceeds of such Disposition received by Borrowers on the date of such Disposition (exclusive, however, of Dispositions permitted under Section 7.03(a) in an aggregate amount not to exceed $500,000 in any calendar year and Dispositions permitted under Section 7.03(b)) shall be applied in accordance with Section 2.05(c); and
(3) thereafter, (except to the extent such proceeds are used by Borrowers within the Restoration Period to reinvest such proceeds in a substitute broadcast property reasonably acceptable to the Required Lenders for a purchase price reasonably acceptable to the Required Lenders) to the extent Borrowers shall receive Net Cash Proceeds under deferred payment arrangements or investments entered into or received in connection with any Disposition, an amount equal to 100% of the aggregate amount of such Net Cash Proceeds, payable within two (2) Business Days after such Borrower receives such funds shall be applied in accordance with Section 2.05(c).
     “(iii) Mandatory Reductions in Revolving Credit Commitments. All payments of principal under Section 2.05(b)(i), (b)(ii)(B)(2) and (b)(ii)(B)(3) shall be applied first to the Revolving Credit Loans until paid in full, and then to the Term Loans, and all such payments in respect to the Revolving Credit Loans as a result of the provisions of 2.05(b)(i), (b)(ii)(B)(2) and (b)(ii)(B)(3), shall effect a simultaneous dollar-for-dollar permanent reduction in the Aggregate Revolving Credit Commitments; provided, however, that at the time of receipt of such proceeds from Disposition, Casualty Event or condemnation, Borrowers may notify Collateral Agent of their intention to use such proceeds for reinvestments permitted by this Agreement during the Restoration Period, in which event (i) the Aggregate Revolving Credit Commitments will be reduced at the expiration of the applicable Restoration Period in the amount of such proceeds not utilized for permitted reinvestments by Borrowers, (ii) except to the extent that the payment is intended to be a permanent prepayment of the Loans and corresponding permanent reduction in the Commitments, the unpaid principal balance of the Loans after application of such payments shall not be less than $25,000,000, and any remaining proceeds from Disposition, Casualty Event or condemnation not so applied to payment of the Loans shall be held in an interest-bearing deposit account maintained with a financial institution acceptable to Collateral Agent subject to a perfected security interest in favor of Collateral Agent for the benefit of Lenders until such proceeds are used for reinvestment or applied to the payment of the Loans as set forth herein, and (iii) availability for borrowings under the Revolving Credit Commitments in an amount equal to the amount of such payments shall be restricted to permitted reinvestments in accordance with this Agreement and within the Restoration Period. If at the expiration of said 180-day Restoration Period, Borrowers are unable to consummate a Permitted Acquisition of broadcast properties due solely to the fact that the FCC has not acted upon Borrowers’ filed application for consent to such acquisition, Lenders agree to extend the
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Restoration Period’s 180-day deadline for utilization of such proceeds (so long as no Event of Default then exists) to accommodate the delay in completing the FCC’s approval process, to the extent that such proceeds are committed to be used by Borrowers for the payment of the purchase price of such broadcast properties as permitted by this Agreement.”
     (d) Section 2.05(c)(iv) of the Credit Agreement is hereby amended to read in its entirety as follows:
     “(iv) All payments shall be remitted to Collateral Agent and all such payments (other than payments received while no Default or Event of Default has occurred and is continuing and which relate to the payment of principal or interest of specific Obligations then due or which relate to the payment of specific fees then due), and all proceeds of Collateral received by Collateral Agent, shall be applied as follows:
     A. first, to pay any expenses then due to Administrative Agent and the Collateral Agent, on a ratable basis, under the Loan Documents, until paid in full;
     B. second, to pay any expenses then due to the Lenders under the Loan Documents, on a ratable basis, until paid in full;
     C. third, to pay any fees then due to Administrative Agent and Collateral Agent, on a ratable basis, under the Loan Documents until paid in full;
     D. fourth, to pay any fees then due to Lenders under the Loan Documents, on a ratable basis, until paid in full;
     E. fifth, ratably to pay interest due in respect of the Loans until paid in full;
     F. sixth, if such payment is made from proceeds of the Fisher Sale, to pay the principal of all Term Loans C until paid in full;
     G. seventh, if such payment is made from proceeds of an Asset Sale, to pay Accrued PIK Interest until paid in full;
     H. eighth, to pay the principal of all Revolving Credit Loans, Term Loans A, and Term Loans B until paid in full;
     I. ninth, to pay the principal of all Term Loans C until paid in full;
     J. tenth, if an Event of Default has occurred and is continuing, to Collateral Agent, to be held by Collateral Agent, for the ratable benefit of Issuing Lender and those Revolving Credit Lenders having a Revolving Credit Commitment, as cash collateral in an amount up to 105% of the then extant Letter of Credit Usage until paid in full;
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     K. eleventh, to pay any other Obligations until paid in full; and
     L. last, to Borrowers or such other Person entitled thereto under applicable law.”
     3. Schedules to Credit Agreement. Schedules 2.01 and 2.17 of the Credit Agreement are hereby replaced by the Schedules attached hereto and made a part hereof, and Exhibit B-3 in the form attached hereto is hereby added to the Credit Agreement and made a part thereof.
     4. Representations and Warranties of the Borrowers.
     Each Borrower hereby represents and warrants to, and agrees with, the Collateral Agent, the Administrative Agent, and the Lenders as set forth below. Such representations and warranties shall survive the making of the Loans.
     (a) Each representation and warranty set forth in Article IV of the Credit Agreement is hereby restated and affirmed as true and correct as of the date hereof (except to the extent that any such representations or warranties relate to an earlier specific date or dates).
     (b) The execution and delivery of, and performance by the Borrowers of their obligations under, the Credit Agreement, the Notes and the Subordination Agreement, as each is amended by this Amendment have been duly authorized by all requisite corporate action and will not violate any provision of law, any order, judgment or decree of any court or other agency of government, Including without limitation the Organizational Documents of any of the Borrowers, or any indenture, agreement or other instrument to which any Borrower is a party, or by which any Borrower is bound, or be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of such Borrower pursuant to, any such indenture, agreement or instrument.
     (c) The Borrowers have delivered to the Collateral Agent true and complete copies of all such corporate and other resolutions as were necessary to authorize the execution, delivery and performance of this Amendment and the transactions contemplated therein by the Borrowers, each certified by the appropriate secretary or other officer. Each of this Amendment and the Security Documents constitutes the valid and binding obligation of each Borrower which is party thereto, enforceable against such Borrower in accordance with its terms, subject, however to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally or the application of principles of equity, whether in any action at law or proceeding in equity, and subject to the availability of the remedy of specific performance or of any other equitable remedy or relief to enforce any right under any such agreement.
     (d) Except for filings and recordings required under Section 2.16 of the Credit Agreement and except as set forth on Schedule 4.04 of the Credit Agreement, no Borrower is required to obtain any consent, approval or authorization from, or to file any declaration or statement with, any governmental instrumentality or other agency or any other person or entity in
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connection with or as a condition to the execution, delivery or performance of this Amendment and the transactions contemplated thereby, except any such which have been obtained or made.
     (e) As of the date hereof and after giving effect to this Amendment, no Default has occurred and is continuing.
     (f) Except as set forth on the Second Amendment Schedule attached to the Second Amendment and Joinder Agreement, upon execution hereof, (i) each Person controlled by EBC or in which EBC owns a majority interest is a Borrower under the Credit Agreement, (ii) EBC has granted to Collateral Agent a security interest in, and delivered to the Collateral Agent each certificate evidencing an ownership interest in, each Person in which EBC has any ownership interest, (iii) EBC has granted to Collateral Agent a security interest in each broadcasting license owned by EBC, (iv) each of the Borrowers (other than EBC) has granted to Collateral Agent a security interest in all assets now owned or hereafter acquired by such Borrower, including, without limitation, all broadcasting licenses and permits held by such Borrower, and (v) each of the Borrowers has delivered to the Collateral Agent for each deposit account maintained by such Borrower an agreement, in the form provided by the Collateral Agent, executed by such Borrower and the depository bank for such deposit account, whereby such depository bank agrees to comply with instructions originated by the Collateral Agent directing disposition of the funds in such deposit account without further consent by such Borrower.
     5. No Further Amendments. Except for the amendments set forth herein or otherwise set forth in any agreement signed by the Lenders and dated the date hereof, the Credit Agreement and the Loan Documents shall remain unchanged and in full force and effect.
     6. References in Security Documents.
     All references to the “Credit Agreement” in all Security Documents and in any other documents or agreements by and between the Borrowers and their respective Affiliates, and each of them, and the Lenders and/or the Collateral Agent and/or the Administrative Agent shall from and after the effective date hereof refer to the Credit Agreement, as amended hereby, and all obligations of the Borrowers under the Credit Agreement, as amended hereby, shall be secured by and be entitled to the benefits of said Security Documents and such other documents and agreements. All Security Documents heretofore executed by the Borrowers and each of them shall remain in full force and effect to secure the Notes (as defined therein), and such Security Documents, as amended hereby, are hereby ratified and affirmed.
     7. Further Agreements.
     (a) Each Borrower hereby acknowledges and confirms that it does not have any grounds and hereby agrees not to challenge (or to allege or to pursue any matter, cause or claim arising under or with respect to) the Credit Agreement, as amended hereby, the Security Documents or any of the other Loan Documents, any document, instrument or agreement relating to any of the foregoing, any of the Indebtedness, covenants, promises, agreements, obligations, duties or liabilities thereunder, or the status of any thereof as legal, valid and binding obligations enforceable in accordance with their respective terms, and, to the best of its knowledge, it does not possess (and hereby forever waives, remises, releases, discharges and
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holds harmless the Lenders, the Collateral Agent, and the Administrative Agent, and their respective parents, subsidiaries, affiliates, stockholders, directors, officers, employees, attorneys, agents and representatives and each of their respective heirs, executors, administrators, successors and assigns (collectively, the “Noteholder Parties”), from and against, and agree not to allege or pursue) any action, cause of action, suit, debt, claim, counterclaim, cross-claim, demand, defense, offset, opposition, demand and other right of action whatsoever, whether in law, equity or otherwise (which it, all those claiming by, through or under it, or its successors or assigns, have or may have) against the Noteholder Parties, or any of them, prior to or as of the date of this Amendment for, upon, or by reason of, any matter, cause or thing whatsoever, arising out of, or relating to, the Credit Agreement, as amended hereby, the Security Documents, the Loan Documents or other any document, instrument or agreement relating to any of the foregoing (including, without limitation, any payment, performance, validity or enforceability of any or all of the indebtedness, covenants, promises, agreements, provisions, rights, remedies, obligations, duties and liabilities thereunder) or any transaction relating to any of the foregoing, or any or all actions, courses of conduct or other matters in any manner whatsoever relating to or otherwise connected with any of the foregoing.
     (b) Each of the Borrowers agrees that:
     (i) Each of the Security Agreements to which it is a party remains in full force and effect and continues to be the legal, valid and binding obligation of such Borrower enforceable against it in accordance with its terms, subject, however to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally or the application of principles of equity, whether in any action at law or proceeding in equity, and subject to the availability of the remedy of specific performance or of any other equitable remedy or relief to enforce any right under any such agreement.
     (ii) In any of the Security Documents, from and after the date hereof, (i) all references to “Obligations”, or any other term or provision intended to define the indebtedness or obligations owed to Lenders secured by such Security Document, include the Obligations as defined in the Credit Agreement as amended hereby; and (ii) all references to the Credit Agreement constitute references to the Credit Agreement as amended hereby.
     (iii) that the liens and security interests in favor of the Lenders and the Collateral Agent for the benefit of the Lenders are valid and subsisting liens and security interests and are superior to all liens and security interests other than those exceptions approved by the Collateral Agent in writing or as otherwise permitted under the Credit Agreement as amended hereby.
     (c) Each Borrower acknowledges and agrees that pursuant to the Act and FCC Rules, the Borrowers are required to file a copy of this Amendment with the FCC and that the Borrowers shall timely file, in accordance with the Act and FCC Rules, a copy of this Amendment and any other documents or instruments as may be required or appropriate in connection herewith.
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     8. Conditions.
     The effectiveness of this Amendment is subject to satisfaction of the following conditions:
     (a) The Borrowers shall have executed and delivered to the Collateral Agent (or shall have caused to be executed and delivered to the Collateral Agent by the appropriate Persons), the following, in each case in form and substance satisfactory to the Collateral Agent:
     (i) a Secured Promissory Note payable to the order of each of the Lenders, in the original principal amount equal to such Lender’s Term Loan C Commitment;
     (ii) an amendment to the Subordination Agreement acknowledging and permitting the increased Aggregate Term Loan Commitments;
     (iii) Certified copies (attached as required in Part A of the form attached as Schedule 3.01 to the Credit Agreement) of all corporate or other action taken by each Borrower and the Equity Holders of each Borrower authorizing the execution and delivery of the Notes to which it is a party (including all resolutions authorizing the execution, delivery and performance of this Amendment by such Borrower and the transactions contemplated hereby, the incurrence of the Obligations and the granting of the Liens contemplated by the Loan Documents to which it is a party, to the extent required by the Organizational Documents applicable thereto) which have been properly adopted and have not been modified or amended;
     (iv) Such other supporting documents and certificates as the Collateral Agent, the Administrative Agent, or the Lenders may reasonably request.
     (b) Collateral Agent shall have received the favorable written opinion of general corporate counsel to the Borrowers dated as of the date hereof, addressed to the Collateral Agent, the Administrative Agent, and Lenders and reasonably satisfactory to the Collateral Agent in scope and substance; and
     (c) The representations and warranties of each Borrower and its Affiliates set forth in the Credit Agreement, as amended hereby, and in the other Loan Documents shall be true and correct in all material respects on and as of the effective date of this Amendment and each Borrower shall have performed all obligations which were to have been performed by it hereunder prior to the effective date of this Amendment (unless waived by the Collateral Agent or the Required Lenders).
     (d) As of the effective date of this Amendment, and since the dates of those certain Projections attached as Schedule 4.17 to the Credit Agreement and other financial documents delivered to the Collateral Agent prior thereto, no event or circumstance shall have occurred which could reasonably be expected to have a Material Adverse Effect.
     (e) Borrowers shall have paid (i) to the Collateral Agent on or before the effective date of this Amendment for the ratable account of each Term Loan C Lender, a non-refundable
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fee in the amount of $60,000, (ii) all other fees owed to the Collateral Agent, the Administrative Agent, the Lenders and their respective Affiliates pursuant to the Credit Agreement, as amended hereby, and (iii) all legal fees and expenses of counsel to Collateral Agent and Lenders incurred through the date hereof.
     (f) All legal matters incident to the transactions contemplated hereby shall be reasonably satisfactory to counsel for the Collateral Agent.
     9. Applicable Law.
     THIS AMENDMENT SHALL BE DEEMED TO BE MADE PURSUANT TO THE LAWS OF THE STATE OF CALIFORNIA WITH RESPECT TO AGREEMENTS MADE AND TO BE PERFORMED WHOLLY IN THE STATE OF CALIFORNIA AND SHALL BE CONSTRUED, INTERPRETED, PERFORMED AND ENFORCED IN ACCORDANCE THEREWITH.
     10. Captions.
     The captions in this Amendment are for convenience of reference only and shall not define or limit the provisions hereof.
     11. Legal Fees.
     The Borrowers shall pay all reasonable out-of-pocket expenses incurred by the Collateral Agent, the Administrative Agent, and the Lenders in the drafting, negotiation and closing of the documents and transactions contemplated hereby, including the reasonable fees and disbursements of the Collateral Agent’s special counsel.
     12. Counterparts.
     This Amendment may be executed by the parties hereto in counterparts hereof and by the different parties hereto on separate counterparts hereof, all of which counterparts shall together constitute one and the same agreement.
*The Next Page is the Signature Page*
Fourth Amendment to Amended and
Restated Credit Agreement– Page 13

     IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as a sealed instrument by their duly authorized representatives, all as of the day and year first above written.

WELLS FARGO FOOTHILL, INC., as Collateral Agent and Lender

By: Name:	[ILLEGIBLE] [ILLEGIBLE]
Title:	VP

SILVER POINT FINANCE, LLC, as Administrative Agent

By: Name:	/s/ Frederick H. Fogel Frederick H. Fogel
Title:	Authorized Signatory

ADDITIONAL LENDERS:

FIELD POINT I, LTD.

By: Name :	/s/ Frederick H. Fogel Frederick H. Fogel
Title:	Authorized Signatory

FIELD POINT II, LTD.

By: Name:	/s/ Frederick H. Fogel Frederick H. Fogel
Title:	Authorized Signatory

FIELD POINT III, LTD.

By: Name:	/s/ Frederick H. Fogel Frederick H. Fogel
Title:	Authorized Signatory
Fourth Amendment to Amended and
Restated Credit Agreement– Signature Page

SPF CDO I, LLC

By: Name:	/s/ Frederick H. Fogel Frederick H. Fogel
Title:	Authorized Signatory
Fourth Amendment to Amended and
Restated Credit Agreement– Signature Page

     Each of the undersigned Borrowers hereby consents to and accepts the foregoing Amendment.

EQUITY BROADCASTING CORPORATION

By: Name:	/s/ James H. Hearnsberger James H. Hearnsberger
Title:	Executive Vice President

ARKANSAS 49, INC.
BORGER BROADCASTING, INC.
DENVER BROADCASTING, INC.
EBC HARRISON, INC.
EBC PANAMA CITY, INC.
EBC POCATELLO, INC.
EBC SCOTTSBLUFF, INC.
EBC ST. LOUIS, INC.
FORT SMITH 46, INC.
HISPANIC NEWS NETWORK, INC.
LA GRANDE BROADCASTING, INC.
LOGAN 12, INC.
MARQUETTE BROADCASTING, INC.
MONTGOMERY 22, INC.
NEVADA CHANNEL 3, INC.
NEWMONT BROADCASTING
CORPORATION
PRICE BROADCASTING, INC.
PULLMAN BROADCASTING INC.
REP PLUS, INC.
RIVER CITY BROADCASTING, INC.
ROSEBURG BROADCASTING, INC.
SHAWNEE BROADCASTING, INC.

By: Name:	/s/ James H. Hearnsberger James H. Hearnsberger
Title:	Vice President of each
Fourth Amendment to Amended and
Restated Credit Agreement– Signature Page

TV 34, INC.
VERNAL BROADCASTING, INC.
WOODWARD BROADCASTING, INC.
WYOMING CHANNEL 2, INC.
EBC MINNEAPOLIS, INC.
EBC DETROIT, INC.
EBC BUFFALO, INC.
EBC WATERLOO, INC.
EBC ATLANTA, INC.
EBC SEATTLE, INC.
EBC KANSAS CITY, INC.
EBC SYRACUSE, INC.
NEVADA CHANNEL 6, INC.
EBC PROVO, INC.
EBC SOUTHWEST FLORIDA, INC.
EBC LOS ANGELES, INC.
EBC BOISE, INC.
SKYPORT SERVICES, INC.

By: Name:	/s/ James H. Hearnsberger James H. Hearnsberger
Title:	Vice President of each
Fourth Amendment to Amended and
Restated Credit Agreement– Signature Page

Exhibit B-3
TERM LOAN C SECURED PROMISSORY NOTE

Santa Monica, California
$	Dated as of March __, 2006
     FOR VALUE RECEIVED, the undersigned (collectively, the “Borrowers” and individually, a “Borrower”), hereby jointly and severally promise to pay to [Lender] (the “Payee”), or to its order, the principal sum of [Lender’s Term Loan C Commitment] or the aggregate unpaid principal amount of all advances made by the Payee to the Borrowers pursuant to Section 2.01(c)(iii) of that certain Second Amended and Restated Credit Agreement, dated as of June 29, 2004, as amended as of the date hereof, as the same may be amended, restated, renewed, replaced, supplemented or otherwise modified from time to time hereafter (the “Credit Agreement”), by and among the Borrowers, the Payee, the other Lenders referred to therein and Silver Point Finance, LLC, as Administrative Agent and Documentation Agent for the Lenders, and Wells Fargo Foothill, Inc., as Collateral Agent for the Lenders (with its successors and assigns in such capacity, the “Collateral Agent”), whichever amount is less, together with interest in arrears on any and all principal amounts outstanding and remaining unpaid hereunder from time to time from the date hereof until payment in full, payable on the dates and at the interest rate or rates specified in the Credit Agreement. Capitalized terms used in this Note without definition have the meanings assigned to them in the Credit Agreement.
     The aggregate principal amount outstanding hereunder shall be payable as provided in Section 2.04 of the Credit Agreement. This Note may be prepaid only in accordance with the terms and provisions of the Credit Agreement.
     All principal and interest hereunder are payable in lawful money of the United States of America to the Payee c/o the Collateral Agent at its address specified in the Credit Agreement in immediately available funds as provided in the Credit Agreement on the dates on which such payments shall become due. Payments of principal and interest hereunder which are not made by such dates may be made by debiting the deposit account(s), if any, in the names of the respective Borrower with the Collateral Agent. Each Borrower hereby irrevocably authorizes the Collateral Agent to so debit such deposit account(s).
     Subject to the terms and conditions of the Credit Agreement and all other instruments or agreements evidencing or securing the indebtedness hereunder, the Borrowers, for themselves and their respective legal representatives, to the extent they may lawfully do so, hereby expressly waive presentment, demand, protest, notice of protest, presentment for the purpose of accelerating maturity, diligence in collection, and the benefit of any exemption or insolvency laws, and consent that the Collateral Agent or the Lenders may release or surrender, exchange or substitute any personal property or other collateral security now held or which may hereafter be held as security for the payment of this Note, and may extend the time for payment or otherwise modify the terms of payment of any part or the whole of the debt evidenced hereby to the extent provided in the Credit Agreement without in any way affecting the liability of the Borrowers.

     This Note is one of the “Term Notes C” referred to in, and is entitled to the benefits of, the Credit Agreement (including Schedules thereto) and all other instruments and agreements evidencing and/or securing the indebtedness hereunder, which Credit Agreement and other instruments and agreements are hereby made part of this Note and are deemed incorporated herein in full. The occurrence or existence of an Event of Default shall constitute a default under this Note and shall entitle the Payee to accelerate the entire indebtedness hereunder and to take such other action as may be provided for in the Credit Agreement or any other instrument or agreement evidencing and/or securing this Note, all in accordance with the terms of the Credit Agreement.
     All agreements between or among the Borrowers, the Collateral Agent and any Lender are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness or otherwise, shall the amount paid or agreed to be paid for the use or forbearance of the indebtedness evidenced hereby exceed the maximum amount which the Payee or any other Lender is permitted to receive under applicable law. If, from any circumstances whatsoever, fulfillment of any provision hereof or of the Credit Agreement, at the time performance of such provision shall be due, shall involve exceeding such amount, then the obligation to be fulfilled shall automatically be reduced to the limit of such validity and if, from any circumstances, the Payee or any other Lender should ever receive as interest an amount which would exceed such maximum amount, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. As used herein, the term “applicable law” shall mean the law in effect as of the date hereof, provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Note shall be governed by such new law as of its effective date. This provision shall control every other provision of all agreements between or among the Borrowers, the Collateral Agent, and each Lender.
     This Note and all transactions hereunder and/or evidenced herein shall be governed by, and construed and enforced in accordance with, the laws of the State of California applicable to contracts made and performed in said State.
     If this Note shall not be paid when due and shall be placed by the holder hereof in the hands of any attorney for collection, through legal proceedings or otherwise, the Borrowers hereby jointly and severally agree to pay reasonable attorneys’ fees to the holder hereof together with reasonable costs and expenses of collection, including, without limitation, any such attorneys’ fees, costs and expenses relating to any proceedings with respect to the bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation of any Borrower or any party (other than the Payee or any other Lender) to any instrument or agreement securing this Note.
     This Note shall become effective upon acceptance of this Note by the Collateral Agent on behalf of the Payee in Santa Monica, California. Borrowers hereby waive notice of acceptance hereof by Payee and Collateral Agent.
[Signatures on Next Page]

     IN WITNESS WHEREOF, each Borrower has caused this Term Loan C Secured Promissory Note to be executed under seal by its duly authorized representative as of the date first above written.

EQUITY BROADCASTING CORPORATION

By: Name:	/s/ James H. Hearnsberger James H. Hearnsberger
Title:	Executive Vice President

ARKANSAS 49, INC.
BORGER BROADCASTING, INC.
DENVER BROADCASTING, INC.
EBC HARRISON, INC.
EBC PANAMA CITY, INC.
EBC POCATELLO, INC.
EBC SCOTTSBLUFF, INC.
EBC ST. LOUIS, INC.
FORT SMITH 46, INC.
HISPANIC NEWS NETWORK, INC.
LA GRANDE BROADCASTING, INC.
LOGAN 12, INC.
MARQUETTE BROADCASTING, INC.
MONTGOMERY 22, INC.
NEVADA CHANNEL 3, INC.
NEWMONT BROADCASTING
CORPORATION
PRICE BROADCASTING, INC.
PULLMAN BROADCASTING INC.
REP PLUS, INC.
RIVER CITY BROADCASTING, INC.
ROSEBURG BROADCASTING, INC.
SHAWNEE BROADCASTING, INC.
TV 34, INC.
VERNAL BROADCASTING, INC.
WOODWARD BROADCASTING, INC.
WYOMING CHANNEL 2, INC.

By: Name:	/s/ James H. Hearnsberger James H. Hearnsberger
Title:	Vice President of each

EBC MINNEAPOLIS, INC.
EBC DETROIT, INC.
EBC BUFFALO, INC.
EBC WATERLOO, INC.
EBC ATLANTA, INC.
EBC SEATTLE, INC.
EBC KANSAS CITY, INC.
EBC SYRACUSE, INC.
NEVADA CHANNEL 6, INC.
EBC PROVO, INC.
EBC SOUTHWEST FLORIDA, INC.
EBC LOS ANGELES, INC.
EBC BOISE, INC.
SKYPORT SERVICES, INC.

By: Name:	James H. Hearnsberger James H. Hearnsberger
Title:	Vice President of each

Schedule 2.01
Allocation of Loans and Commitments

		Percentage
	Revolving	Revolving		Percentage		Percentage		Percentage
	Credit	Credit	Term Loan A	Term Loan A	Term Loan B	Term Loan B	Term Loan C	Term Loan C
Lender	Commitment	Commitments	Commitment	Commitments	Commitment	Commitments	Commitment	Commitments
FIELD POINT I, LTD.	$6,011,562.50	19.41562%	$3,200,000	16%	$1,318,125	13.875%	$0	0%
FIELD POINT II, LTD.	$6,099,375.00	19.69924%	$4,800,000	24%	$2,244,375	23.625%	$0	0%
FIELD POINT III, LTD.	$0	0%	$0	0%	$0	0%	$2,250,000	37.5%
SPF CDO I, LLC	$3,370,312.50	10.88514%	$2,000,000	10%	$1,187,500	12.5%	$750,000	12.5%
WELLS FARGO FOOTHILL, INC	$15,481,250.00	50%	$10,000,000	50%	$4,750,000	50%	$3,000,000	50.0%
TOTAL	$30,962,500.00	100%	$20,000,000	100%	$9,500,000	100%	$6,000,000	100%

Schedule 2.17
Use of Proceeds
Revolving Credit Loans:
Borrower may use proceeds of Revolving Credit Loans solely for the purpose of (i) Acquisitions, (ii) repurchase of Equity Securities from existing Equity Holders, (iii) capital expenditures and (iv) general corporate purposes.
Term Loans B:
Borrower may use proceeds of Term Loans B solely for the purpose of acquiring Station KUTH (Channel 32) licensed to Provo, Utah, or such other Station or Stations as may be approved by the Collateral Agent and Administrative Agent.
Term Loans C:
Borrower may use proceeds of Term Loans C solely for the purpose of prepaying the Revolving Credit Loans.